Exhibit 99.1

CHARLES & COLVARD REPORTS
SECOND QUARTER 2017 FINANCIAL RESULTS

- Online Channels Segment Generated Double Digit Net Sales Increase -

- Continued Innovation and Marketing Drives Customer Demand for Forever One Gemstones -
- Conference Call to Be Held Today at 4:30 PM EDT -

RESEARCH TRIANGLE PARK, NC – August 3, 2017 – Charles & Colvard, Ltd. (NASDAQ: CTHR), the original and leading worldwide source of created moissanite, reports financial results for the second quarter ended June 30, 2017. Continuing operations for the quarter and prior periods do not include the results of Charles & Colvard Direct, LLC (dba Lulu Avenue®), which are now being reported as a discontinued operation following the sale of certain assets on March 4, 2016 to Yanbal USA, Inc.

Suzanne Miglucci, President and CEO of Charles & Colvard, said, “At the halfway point in 2017, we have made tremendous progress in executing our strategic plan for the year. We saw positive results in the second quarter of 2017 compared to the year-ago quarter, based on several key drivers of success. First, we continued to grow our Online Channels segment, generating a net sales increase in that segment of 10%, driven by website and marketplace sales. Second, we leveraged our omnichannel strategy, which led to a 21% increase in finished jewelry net sales coming through multiple channels, including our expanded presence in 100 Helzberg Diamonds stores. Third, customers are embracing our expanded and upgraded gemstone cuts and jewelry selection, with more than 86% of net sales related to Forever One™, the world’s first colorless moissanite jewel. And fourth, we continued our strong marketing initiatives, highlighted by Mother’s Day promotions, new television segments with our partner Evine, and marketing campaigns driving increased social media exposure.”

“Our revenue generation efforts are supported by prudent financial management. We achieved an attractive gross margin percentage of 43% in the first half of 2017, compared to 27% in the same period of 2016. Total operating expenses were down 6% in the first half of 2017, compared to the year-ago period, even as we continue to invest in sales and marketing. This performance led to continued improvement in our bottom line, as we neared profitability with a net loss of only $403,000, or $0.02 per share, in the second quarter of 2017,” Ms. Miglucci concluded.

Recent Corporate Highlights

•	Appointed Benedetta Casamento, renowned retail, fashion and jewelry expert, to the Company’s Board of Directors, bringing industry, brand marketing and financial expertise from her roles at The Talbots, Inc., Liz Claiborne Inc. and Saks Fifth Avenue;
•	Strengthened Traditional segment reach by debuting an assortment of moissanite jewelry curated specifically for Evine, a multiplatform video commerce company that offers consumers an engaging shopping experience via television, online and mobile;
•	Increased the Forever One™ moissanite collection to eleven shapes with the introduction of princess and baguette gemstones;
•	Displayed the unique and creative designs that are possible with moissanite through a significant booth presence at JCK Las Vegas, North America’s largest annual jewelry trade event, attended by 30,000 of the world’s most influential industry professionals;
•	Received recognition of moissanite as a unique gemstone by American Gem Society (AGS), including moissanite in the gemstone listing on the AGS website in order to educate consumers in distinguishing moissanite from other clear gemstones such as diamond, white sapphire and cubic zirconia;
•	Promoted two senior executives, Don O'Connell to Chief Operating Officer and SVP, Supply Chain, and Clint J. Pete to Chief Financial Officer, both of whom have served critical roles in the Company’s transformation over the past year and its operational and financial progress; and
•	Extended the maturity to June 2018 for a currently unused $10.0 million asset-based revolving credit facility with Wells Fargo Bank.

Financial Summary for the Second Quarter 2017

•	Net sales from continuing operations were $6.6 million for the quarter, an increase of 2% compared with $6.5 million in the year-ago second quarter.
•	Loose jewel net sales from continuing operations were $4.7 million for the quarter, a decrease of 4% compared with $5.0 million for the year-ago second quarter.
•	Finished jewelry net sales from continuing operations were $1.9 million for the quarter, a 21% increase compared with $1.6 million in the year-ago second quarter.
•	In the Company’s Traditional segment, which consists of wholesale, retail and television customers, net sales decreased 2% to $4.4 million, or 66% of net sales for the quarter, compared with $4.5 million, or 69% of net sales in the year-ago second quarter.
•	In the Company’s Online Channels segment, which consists of e-commerce customers including charlesandcolvard.com, marketplaces, drop-ship and other pure-play, exclusively e-commerce customers, net sales increased 10% to $2.2 million, or 34% of net sales for the quarter, compared with $2.0 million, or 31% of net sales in the year-ago second quarter.
•	Operating expenses from continuing operations were $3.2 million for the second quarter of 2017, compared with $3.6 million in the year-ago second quarter.
•	Net loss from continuing operations for the second quarter of 2017 was $0.4 million, or $0.02 per share, compared with a net loss from continuing operations of $1.0 million, or $0.05 per share, in the year-ago second quarter.
•	Net loss for the second quarter of 2017 was $0.4 million, or $0.02 per share, compared with a net loss of $1.0 million, or $0.05 per share, in the year-ago second quarter.

Financial Summary for the First Six Months of 2017:

•	Net sales from continuing operations were $12.3 million for the six months ended June 30, 2017, a decrease of 31% compared with $17.9 million in the year-ago period, which included a sale, in a single transaction, for $6.8 million of legacy loose gemstone inventory.
•	Loose jewel net sales from continuing operations were $8.7 million for the six months ended June 30, 2017, a decrease of 41% compared with $14.6 million in the year-ago period.
•	Finished jewelry net sales from continuing operations were $3.6 million for the six months ended June 30, 2017, a 9% increase compared with $3.3 million in the year-ago period.
•	In the Company’s Traditional segment, which consists of wholesale, retail and television customers, net sales decreased 43% to $7.9 million, or 64% of net sales for the six months ended June 30, 2017, compared with $13.8 million, or 77% of net sales in the year-ago period.
•	In the Company’s Online Channels segment, which consists of e-commerce customers including charlesandcolvard.com, marketplaces, drop-ship and other pure-play, exclusively e-commerce customers, net sales increased 8% to $4.4 million, or 36% of net sales for the six months ended June 30, 2017, compared with $4.1 million, or 23% of net sales in the year-ago period.
•	Operating expenses from continuing operations were $6.2 million for the first six months of 2017, compared with $6.6 million for the year-ago period.
•	Net loss from continuing operations for the six months ended June 30, 2017 was $1.0 million, or $0.05 per share, compared with a net loss from continuing operations of $1.7 million, or $0.08 per share, in the year-ago period.
•	Net loss for the six months ended June 30, 2017 was $1.0 million, or $0.05 per share, compared with a net loss of $2.3 million, or $0.11 per share, in the year-ago period.

Financial Position

Cash and cash equivalents totaled $6.3 million at June 30, 2017, a decrease of $1.1 million from $7.4 million at December 31, 2016. The Company had no debt outstanding as of June 30, 2017. Total inventory was $29.2 million at June 30, 2017 compared with $28.1 million at December 31, 2016.

Reportable Business Segments

As previously disclosed, the Company formerly managed its business through two operating and reportable segments: wholesale distribution transacted through the parent entity, and the direct-to-consumer distribution channel transacted through the Company’s wholly owned operating subsidiary, charlesandcolvard.com, LLC. During the three months ended March 31, 2017, the Company began managing its business through two newly defined operating and reportable segments based on its distribution channels: its “Traditional” segment, which consists of wholesale, retail and television customers; and its “Online Channels” segment, which consists of e-commerce customers including charlesandcolvard.com, marketplaces, drop-ship and other pure-play, exclusively e-commerce customers. To allow investors to view certain historical information based on the new reporting framework, the supplemental Summary Financial Information by Reportable Segment (Recast) included herein at Appendix B presents, for each segment, the net sales, product line cost of goods sold, product line gross profit and operating (loss) income, together with a reconciliation of product line cost of goods sold to cost of goods sold as reported in the Company’s consolidated financial statements, for each quarter and cumulative six month and nine month periods and the full year of fiscal 2016. With the exception of information for the first quarter, the Summary Financial Information by Reportable Segment (Recast) for fiscal 2016 has not been subject to review by the Company’s independent registered public accounting firm.

The attached historical supplemental information includes the recasting of previously issued segment-related financial information to reflect the new framework. The attached financial information does not represent a restatement of previously issued financial statements and does not affect the Company’s consolidated financial statements for any of the previously reported periods. For additional information regarding the change in the Company’s segment reporting framework, please refer to Footnote 3 of the Company’s condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2017.

Investor Conference Call

Shareholders and other interested parties may participate in the upcoming investor conference call by dialing 844-875-6912 (U.S. toll-free) or 412-317-6708 (international) and asking to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 4:30 p.m. EDT on Thursday, August 3, 2017. A replay of this conference call will be available until August 10, 2017 at 877-344-7529 (U.S. toll-free) or 412-317-0088 (international). The replay conference ID is 10101208. The call will also be available live and for replay in the Investor Relations section of the Company’s website at http://ir.charlesandcolvard.com/events.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd., based in the Research Triangle Park area of North Carolina, is the original creator and leading source of Forever One™, Forever Brilliant® and Forever Classic™ moissanite gemstones for fine jewelry. Moissanite is unique, available in three color grades (colorless, near-colorless and faint color) and produced from silicon carbide (SiC) crystals. Charles & Colvard Created Moissanite® is sold with a Limited Lifetime Warranty to wholesale distributors, manufacturers, retailers, TV shopping networks and designers as loose stones or set in a wide variety of quality metal setting options. Charles & Colvard, Ltd. also sells direct to consumers through its wholly owned operating subsidiary, charlesandcolvard.com, LLC, and through third-party marketplaces. Charles & Colvard, Ltd.’s common stock is listed on the NASDAQ Global Select Market under the symbol “CTHR.” For more information, please visit www.charlesandcolvard.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer awareness, acceptance, and growth of sales of our products resulting from our strategic initiatives; dependence on a limited number of customers; the impact of the execution of our business plans on our liquidity; our ability to fulfill orders on a timely basis; the financial condition of our major customers and their willingness and ability to market our products; dependence on our exclusive supply agreement with Cree, Inc. for the sole supply of the raw material; intense competition in the worldwide jewelry industry; our ability to maintain compliance with the continued listing requirements of The Nasdaq Stock Market LLC; our current wholesale customers’ potential perception of us as a competitor in the finished jewelry business; quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; general economic and market conditions, including the current economic environment; risks of conducting business in foreign countries; the impact of natural disasters on our operations; the pricing of precious metals, which is beyond our control; the potential impact of seasonality on our business; our ability to protect our intellectual property; the risk of a failure of our information technology infrastructure to protect confidential information and prevent security breaches; the impact of significant changes in e-commerce opportunities, technology, or models; the failure to evaluate and integrate strategic opportunities; possible adverse effects of governmental regulation and oversight; and the impact of anti-takeover provisions included in our charter documents, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Contacts:

Clint J. Pete

Chief Financial Officer

919-468-0399

cpete@charlesandcolvard.com

Investor Relations:

Taglich Brothers, Inc.

Christopher Schreiber

212-661-6886

-Financial Tables (Appendix A) and Summary Financial Information by Reportable Segment (Recast) (Appendix B) Follow-

Appendix A

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$6,289,111	$7,427,273
Accounts receivable, net	1,992,434	2,794,626
Inventory, net	10,102,334	9,770,206
Prepaid expenses and other assets	643,811	682,083
Total current assets	19,027,690	20,674,188
Long-term assets:
Inventory, net	19,130,743	18,360,211
Property and equipment, net	1,404,442	1,391,116
Intangible assets, net	8,944	8,808
Other assets	67,681	71,453
Total long-term assets	20,611,810	19,831,588
TOTAL ASSETS	$39,639,500	$40,505,776

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,864,978	$3,977,149
Accrued cooperative advertising	42,956	50,000
Accrued expenses and other liabilities	634,099	581,107
Total current liabilities	4,542,033	4,608,256
Long-term liabilities:
Accrued expenses and other liabilities	532,609	594,916
Accrued income taxes	452,578	433,983
Total long-term liabilities	985,187	1,028,899
Total liabilities	5,527,220	5,637,155
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value; 50,000,000 shares authorized; 21,629,685 and 21,369,885 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	54,243,816	54,243,816
Additional paid-in capital	14,489,042	14,282,956
Accumulated deficit	(34,620,578)	(33,658,151)
Total shareholders’ equity	34,112,280	34,868,621
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$39,639,500	$40,505,776

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net sales	$6,641,792	$6,527,004	$12,287,174	$17,920,275
Costs and expenses:
Cost of goods sold	3,840,086	3,894,094	7,060,701	13,057,982
Sales and marketing	1,776,853	1,803,010	3,692,188	3,331,595
General and administrative	1,420,711	1,693,123	2,474,882	3,135,818
Research and development	2,324	980	3,143	2,848
Loss on abandonment of property and equipment	-	115,548	-	115,548
Total costs and expenses	7,039,974	7,506,755	13,230,914	19,643,791
Loss from operations	(398,182)	(979,751)	(943,740)	(1,723,516)
Other expense:
Interest expense	(92)	(5)	(92)	(1,512)
Total other expense	(92)	(5)	(92)	(1,512)
Loss before income taxes from continuing operations	(398,274)	(979,756)	(943,832)	(1,725,028)
Income tax net expense from continuing operations	(4,507)	(3,500)	(18,595)	(6,743)
Net loss from continuing operations	(402,781)	(983,256)	(962,427)	(1,731,771)

Discontinued operations:
Loss from discontinued operations	-	(4,708)	-	(579,078)
Gain on sale of assets from discontinued operations	-	-	-	15,463

Net loss from discontinued operations	-	(4,708)	-	(563,615)
Net loss	$(402,781)	$(987,964)	$(962,427)	$(2,295,386)

Net income (loss) per common share:
Basic – continuing operations	$(0.02)	$(0.05)	$(0.05)	$(0.08)
Basic – discontinued operations	-	-	-	(0.03)
Basic – total	$(0.02)	$(0.05)	$(0.05)	$(0.11)

Diluted – continuing operations	$(0.02)	$(0.05)	$(0.05)	$(0.08)
Diluted – discontinued operations	-	-	-	(0.03)
Diluted – total	$(0.02)	$(0.05)	$(0.05)	$(0.11)

Weighted average number of shares used in computing net income (loss) per common share:
Basic	21,214,730	20,966,256	21,166,799	20,848,337
Diluted	21,214,730	20,966,256	21,166,799	20,848,337

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(962,427)	$(2,295,386)
Net loss from discontinued operations	-	(563,615)
Net loss from continuing operations	(962,427)	(1,731,771)
Adjustments to reconcile net loss from continuing operations to net cash (used in) provided by operating activities of continuing operations:
Depreciation and amortization	214,164	330,147
Stock-based compensation	206,086	594,728
Provision for uncollectible accounts	29,000	(59,558)
Provision for sales returns	55,000	(295,000)
Provision for inventory reserves	47,000	55,000
Loss on abandonment of property and equipment	-	115,548
Changes in operating assets and liabilities:
Accounts receivable	718,192	1,978,664
Inventory	(1,149,660)	6,190,637
Prepaid expenses and other assets, net	42,044	(171,358)
Accounts payable	(112,171)	(260,448)
Accrued cooperative advertising	(7,044)	(58,000)
Accrued income taxes	18,595	6,743
Accrued expenses and other liabilities	(9,315)	(175,285)
Net cash (used in) provided by operating activities of continuing operations	(910,536)	6,520,047
Net cash used in operating activities of discontinued operations	-	(935,326)
Net cash (used in) provided by operating activities	(910,536)	5,584,721

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(226,633)	(118,433)
Intangible assets	(993)	(255)
Net cash used in investing activities of continuing operations	(227,626)	(118,688)
Net cash provided by investing activities of discontinued operations	-	368,671
Net cash (used in) provided by investing activities	(227,626)	249,983

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock option exercises	-	2,300
Net cash provided by financing activities of continuing operations	-	2,300

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,138,162)	5,837,004
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	7,427,273	5,274,305
CASH AND CASH EQUIVALENTS, END OF PERIOD	$6,289,111	$11,111,309

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$92	$1,512

Appendix B

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT (RECAST)

(unaudited)

The Company evaluates the financial performance of its segments based on net sales; product line gross profit, or the excess of product line sales over product line cost of goods sold; and operating income (loss). Product line cost of goods sold is defined as product cost of goods sold, excluding non-capitalized expenses from the Company’s manufacturing and production control departments, comprising personnel costs, depreciation, rent, utilities, and corporate overhead allocations; freight out; inventory valuation allowance adjustments; and other inventory adjustments, comprising costs of quality issues, damaged goods, and inventory write-offs.

The Company allocates certain general and administrative expenses from its Traditional segment to its Online Channels segment primarily based on net sales and number of employees to arrive at segment operating loss. Unallocated expenses, which also include interest and taxes, remain in its Traditional segment.

Summary financial information by reportable segment for each quarter and cumulative six month and nine month periods and the full year of fiscal 2016 is as follows:

	Three Months Ended March 31, 2016
		Online
	Traditional	Channels	Total
Net sales
Loose jewels	$9,083,502	$557,096	$9,640,598
Finished jewelry	254,630	1,498,043	1,752,673
Total	$9,338,132	$2,055,139	$11,393,271

Product line cost of goods sold
Loose jewels	$7,625,495	$188,565	$7,814,060
Finished jewelry	91,912	673,195	765,107
Total	$7,717,407	$861,760	$8,579,167

Product line gross profit
Loose jewels	$1,458,007	$368,531	$1,826,538
Finished jewelry	162,718	824,848	987,566
Total	$1,620,725	$1,193,379	$2,814,104

Operating (loss) income	$(816,997)	$73,232	$(743,765)

	Three Months Ended June 30, 2016			Six Months Ended June 30, 2016
		Online			Online
	Traditional	Channels	Total	Traditional	Channels	Total
Net sales
Loose jewels	$4,323,417	$633,408	$4,956,825	$13,406,919	$1,190,723	$14,597,642
Finished jewelry	166,263	1,403,916	1,570,179	420,893	2,901,740	3,322,633
Total	$4,489,680	$2,037,324	$6,527,004	$13,827,812	$4,092,463	$17,920,275

Product line cost of goods sold
Loose jewels	$2,164,477	$205,346	$2,369,823	$9,789,972	$393,911	$10,183,883
Finished jewelry	601,475	594,199	1,195,674	693,387	1,267,394	1,960,781
Total	$2,765,952	$799,545	$3,565,497	$10,483,359	$1,661,305	$12,144,664

Product line gross profit
Loose jewels	$2,158,940	$428,062	$2,587,002	$3,616,947	$796,812	$4,413,759
Finished jewelry	(435,212)	809,717	374,505	(272,494)	1,634,346	1,361,852
Total	$1,723,728	$1,237,779	$2,961,507	$3,344,453	$2,431,158	$5,775,611

Operating (loss) income	$(681,580)	$(298,171)	$(979,751)	$(1,498,578)	$(224,938)	$(1,723,516)

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT (RECAST)

(unaudited)

	Three Months Ended September 30, 2016			Nine Months Ended September 30, 2016
		Online			Online
	Traditional	Channels	Total	Traditional	Channels	Total
Net sales
Loose jewels	$3,165,142	$432,337	$3,597,479	$16,572,061	$1,623,060	$18,195,121
Finished jewelry	302,652	1,312,842	1,615,494	723,545	4,214,582	4,938,127
Total	$3,467,794	$1,745,179	$5,212,973	$17,295,606	$5,837,642	$23,133,248

Product line cost of goods sold
Loose jewels	$1,654,137	$154,842	$1,808,979	$11,444,109	$548,753	$11,992,862
Finished jewelry	148,760	557,419	706,179	842,147	1,824,813	2,666,960
Total	$1,802,897	$712,261	$2,515,158	$12,286,256	$2,373,566	$14,659,822

Product line gross profit
Loose jewels	$1,511,005	$277,495	$1,788,500	$5,127,952	$1,074,307	$6,202,259
Finished jewelry	153,892	755,423	909,315	(118,602)	2,389,769	2,271,167
Total	$1,664,897	$1,032,918	$2,697,815	$5,009,350	$3,464,076	$8,473,426

Operating (loss) income	$(612,526)	$(531,070)	$(1,143,596)	$(2,111,103)	$(756,009)	$(2,867,112)

	Three Months Ended December 31, 2016			Year Ended December 31, 2016
		Online			Online
	Traditional	Channels	Total	Traditional	Channels	Total
Net sales
Loose jewels	$2,659,473	$597,134	$3,256,607	$19,231,534	$2,220,194	$21,451,728
Finished jewelry	351,612	2,426,661	2,778,273	1,075,157	6,641,243	7,716,400
Total	$3,011,085	$3,023,795	$6,034,880	$20,306,691	$8,861,437	$29,168,128

Product line cost of goods sold
Loose jewels	$1,663,257	$260,630	$1,923,887	$13,107,366	$809,383	$13,916,749
Finished jewelry	353,493	1,128,335	1,481,828	1,195,640	2,953,148	4,148,788
Total	$2,016,750	$1,388,965	$3,405,715	$14,303,006	$3,762,531	$18,065,537

Product line gross profit
Loose jewels	$996,216	$336,504	$1,332,720	$6,124,168	$1,410,811	$7,534,979
Finished jewelry	(1,881)	1,298,326	1,296,445	(120,483)	3,688,095	3,567,612
Total	$994,335	$1,634,830	$2,629,165	$6,003,685	$5,098,906	$11,102,591

Operating (loss) income	$(978,456)	$(91,250)	$(1,069,706)	$(3,089,559)	$(847,259)	$(3,936,818)

The Company does not allocate any assets to the reportable segments, and, therefore, no asset information is reported to the chief operating decision maker or disclosed in the financial information for each segment.

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT (RECAST)

(unaudited)

A reconciliation of the Company’s product line cost of goods sold to cost of goods sold as reported in the consolidated financial statements for each applicable period is as follows:

Three Months Ended March 31, 2016
Product line cost of goods sold	$8,579,167
Non-capitalized manufacturing and production control expenses	410,750
Freight out	72,058
Inventory valuation allowances	55,000
Other inventory adjustments	46,913
Cost of goods sold	$9,163,888

	Three Months Ended June 30, 2016	Six Months Ended June 30, 2016
Product line cost of goods sold	$3,565,497	$12,144,664
Non-capitalized manufacturing and production control expenses	331,533	742,299
Freight out	91,031	163,089
Inventory valuation allowances	-	55,000
Other inventory adjustments	(93,967)	(47,070)
Cost of goods sold	$3,894,094	$13,057,982

	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2016
Product line cost of goods sold	$2,515,158	$14,659,822
Non-capitalized manufacturing and production control expenses	448,038	1,190,321
Freight out	105,616	268,705
Inventory valuation allowances	(1,000)	54,000
Other inventory adjustments	153,195	106,141
Cost of goods sold	$3,221,007	$16,278,989

	Three Months Ended December 31, 2016	Year Ended December 31, 2016
Product line cost of goods sold	$3,405,715	$18,065,537
Non-capitalized manufacturing and production control expenses	237,603	1,427,924
Freight out	108,021	376,726
Inventory valuation allowances	146,000	200,000
Other inventory adjustments	225,111	331,252
Cost of goods sold	$4,122,450	$20,401,439